UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 3, 2010

PETROHAWK ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33334	86-0876964
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 5600 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 204-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01	Other Events

Attached hereto as Exhibit 99.1, and incorporated herein by reference, is unaudited pro forma information for the six months ended June 30, 2010 and the fiscal year ended December 31, 2009 giving effect to the disposition of Petrohawk Energy Corporation’s (the “Company”) Permian Basin properties which closed on October 30, 2009 (the “Permian Disposition”) and the contribution of the Company’s Haynesville Shale midstream operations into a joint venture on May 21, 2010 between Hawk Field Services, LLC, a wholly owned subsidiary of the Company, and KM Gathering, an affiliate of Kinder Morgan Energy Partners, L.P., a publicly traded master limited partnership (the “joint venture”).

Item 9.01	Financial Statements and Exhibits

(b)	Pro Forma Financial Information

Unaudited pro forma financial information giving effect to the Permian Disposition and the joint venture is included as Exhibit 99.1 to this report on Form 8-K. The unaudited pro forma statements of operations for the six months ended June 30, 2010 and the fiscal year ended December 31, 2009 are based on the historical financial statements of the Company for such periods after giving effect to the Permian Disposition and the joint venture as if they had occurred on January 1, 2009. The unaudited pro forma financial information should be read in conjunction with the Company’s historical consolidated financial statements and notes thereto contained in the Company’s 2009 Annual Report on Form 10-K filed on February 23, 2010, and the Company’s Quarterly Reports on Form 10-Q for the three months ended March 31, 2010, filed on May 5, 2010 and for the three and six months ended June 30, 2010, filed on August 3, 2010.

The unaudited pro forma financial information presented is not intended to represent and may not be indicative of the consolidated results of operations or financial position that would have occurred had the transactions been completed as of the dates presented nor of the future results of operations or financial position of the Company.

(d)	Exhibits

99.1	Unaudited pro forma condensed consolidated financial statements of Petrohawk Energy Corporation for the six months ended June 30, 2010 and for the year ended December 31, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROHAWK ENERGY CORPORATION

By:	/s/ C. Byron Charboneau
Vice President, Chief Accounting Officer and Controller

Date: August 3, 2010

EXHIBIT INDEX

99.1	Unaudited pro forma condensed consolidated financial statements of Petrohawk Energy Corporation for the six months ended June 30, 2010 and for the year ended December 31, 2009.